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                                   October 28, 1998


VIA TELECOPY AND REGULAR MAIL

Bank of America National Trust and Savings Association
Agency Management Services, #5596
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attn: Wendy Young, Vice President

     Re: Credit Agreement dated as of April 12, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Silicon Graphics, Inc. (the "Company"), the several financial institutions from time to time party to the Credit Agreement (the "Banks"), and Bank of America National Trust and Savings Association, as Agent (the "Agent")

Ladies and Gentlemen:

     The Company hereby terminates the Commitments in their entirety effective as of November 5, 1998 in accordance with the terms of the Credit Agreement. All accrued commitment fees to, but not including the effective date of termination, will be paid by the Company to Agent on account of the Banks on or before the effective date of termination.

     This letter will serve as notice to Agent of the Company's voluntary termination of all Commitments pursuant to Section 2.07 of the Credit Agreement. Except for the Company's obligation to pay accrued commitment fees as described above, the Company's obligations under the Credit Agreement will cease as of the effective date of termination, including, without limitation, the Company's obligations under Articles VI and VII of the Credit Agreement.


                                   SILICON GRAPHICS, INC.
                                   a Delaware corporation


                                   By:  /s/ Steven J. Gomo
                                      ----------------------------------------
                                        Steven J. Gomo,
                                        Senior Vice President, CFO


                                   By:  /s/ Robert Saltmarsh
                                      ----------------------------------------
                                        Robert Saltmarsh
                                        Vice President, Treasurer